EXHIBIT 23.1

                        [ARTHUR ANDERSEN LETTERHEAD]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

   As independent public accountants, we hereby consent to the incorporation of our report dated March 24, 1999 included in Form
   8-K, into the Company's previously filed Form S-8 Registration
   Statements (File Nos. 33-24447, 33-25196, 33-40641, 33-67632, 33-62047,
   333-38621 and 333-74925), Form S-3 Registration Statements (File Nos. 33-46208, 33-64225, 333-47261, 333-53039, 333-74927 and 333-74929),
   Form S-4 (File No. 333-71747), Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (File No. 33-44957) and Post-Effective Amendments No. 1 on Form S-3 and No. 2 on Form S-8 to Form S-4 Registration Statement (File No. 333-71747).

                             /s/ ARTHUR ANDERSEN LLP

   Milwaukee, Wisconsin
   June 29, 1999